Exhibit 23.1

Consent of Independent Auditor

Southwest Gas Holdings, Inc.

Las Vegas, Nevada

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-231297, 333-251074) and Form S-8 (Nos. 333-215145-01, 333-155581-01, 333-200835-01, 333-168731-01, 333-215150-01, 333-185354-01, 333-222048) of Southwest Gas Holdings, Inc. of our report dated June 18, 2021, relating to the consolidated financial statements of Drum Parent, Inc., and its subsidiaries, which appear in Southwest Gas Holdings, Inc.’s Current Report on Form 8-K/A dated November 9, 2021.

/s/ BDO USA, LLP

Cherry Hill, New Jersey

November 9, 2021